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                                                                   EXHIBIT 10.15



                              CONSULTING AGREEMENT


         AGREEMENT made as of the 1st day of September 1996, by and between UNITED REFINING COMPANY, a Pennsylvania corporation (hereinafter referred to as the "Company"), and THOMAS C. COVERT (hereinafter referred to as the "Consultant").



                              W I T N E S S E T H :

         WHEREAS, the Consultant has served as the Executive Vice President, Chief Operating Officer and a director of the Company for a number of years and has a unique knowledge of the business of the Company and of the oil petroleum industry generally; and

         WHEREAS, since the Consultant is retiring as the Executive Vice President and Chief Operating Officer of the Company as of the date hereof and the Company and the Consultant desire to enter into this Agreement whereby the Company will be assured of the right to the Consultant's services for the period and on the terms and conditions hereinafter set forth, and the Consultant will be assured of his engagement on such terms and conditions.


         NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants contained in this Agreement, the Company and the Consultant hereby agree as follows:

         1.       Engagement.

                  (a) Subject to the terms and conditions hereinafter set forth, the Company hereby retains the Consultant and the Consultant hereby agrees to render services to the Company in such capacities as the Board of Directors of the Company may, from time to time, designate. The Consultant shall have the honorary title of Vice Chairman of the Board of the Company. The Consultant shall also hold such directorships in the Company and/or any subsidiary of the Company to which, from time to time during the term of his retention, the Consultant may be elected or appointed. Nothing contained in this Agreement shall restrict the right of the Consultant to serve as an employee, officer, agent or member of the boards of directors of corporations which are engaged in businesses which are not competitive with any businesses then conducted or knowingly contemplated by the Company or any of its subsidiaries, if any, or the right of the Consultant to manage his private investments, if such directorships or such investment activities do not interfere with the performance by the Consultant of his duties under this Agreement. The Consultant shall render his services with due regard for the prompt, efficient and economical operation of the business of the Company and its subsidiaries to the end of maximizing the profitability of the Company and its subsidiaries.

                  (b) The Consultant shall perform services hereunder on a limited-time basis (not to be less than an average of 30 hours per month nor to exceed an average of 40 hours per month), as an independent contractor to , and not as an employee of, the Company. Subject to the authority delegated to him by the Board of Directors on each matter to which he is assigned, the Consultant shall be granted authority to make decisions with respect to any matter he is assigned and to which he renders services. The Company will give consideration, insofar as reasonably practicable, to the convenience of the consultant in respect of the times and places at which it shall request the performance of services by the Consultant.




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         2.       Term: Company's Option to Extend Term.

                  The term of the engagement of the Consultant by the Company pursuant to this Agreement shall be for a period of two years commencing on the date hereof, subject to earlier termination as provided in Paragraph 5 hereof. This Agreement will be extended for two additional one year periods unless the Company or the Consultant give written notice of cancellation to the other party not less than thirty (30) nor more than one hundred eighty (180) days prior to the next yearly anniversary of the date of this Agreement.


         3.       Compensation.

                  In consideration of the services to be rendered by the Consultant pursuant to this Agreement, including, without limitation, any services rendered by the Consultant as a director of the Company or any subsidiary of the Company, the Company agrees to pay to the Consultant monthly, in arrears, compensation at the rate of $170.00 per hour of services rendered, but in no event less than $6,800.00 per month for each month during the term of this Agreement.

         4.       Expenses.

                  During the term of this Agreement, the Company will reimburse the Consultant, for expenses incurred during the execution of assignments authorized by the Company for all travel, entertainment and other out-of-pocket expenses which are reasonably and necessarily incurred by the Consultant in the performance of his duties hereunder. Such expenses shall include, but not be limited to, the reasonable cost of setting up an office in the Consultant's home, including the purchase of a personal computer, fax machine, printer and other equipment reasonably necessary for a home office, and travel expenses. All office equipment and supplies paid for by the Company or for the purchase of which the Consultant is reimbursed by the Company, shall be the property of the Company and upon the termination of this Agreement, at the Company's request, the Consultant shall promptly return to the Company all remaining equipment and supplies.

         5.       Termination.

                  (a) This Agreement shall terminate immediately upon the death of the Consultant. This Agreement may also be terminated upon thirty (30) days written notice by the Company to the Consultant, if the Consultant becomes disabled or fails to diligently perform the services the Company requests him to perform under Paragraph 1 hereof; provided, that the Company has given the Consultant written notice of such failure and the Consultant does not within thirty (30) days thereafter adequately perform the required services in the reasonable opinion of the Company.

                  (b) In the event that at any time during the stated term of this Agreement, this Agreement is terminated for any reason, including the Consultant's death or disability, the Company shall pay to Consultant, his estate or his legal representative, as the case may be, the Consultant's compensation through the end of the month in which his employment is terminated (and any additional amount as shall be required so that the Consultant's average monthly compensation hereunder through the date of termination of this Agreement is at least $6,800.00). Thereafter, the Company shall have no obligation to the Consultant to make any further payments to him, his estate or legal representatives hereunder. This does not affect other pension, insurance or medical benefits paid by the Company to which the Consultant is entitled.


         6.       Non-Disclosure of Confidential Information and
                  Non-Competition.

                  (a) The Consultant acknowledges that it is the policy of the Company to maintain as secret and confidential certain valuable and unique information heretofore and hereafter acquired, developed or used by the Company relating to the business, operations, employees, suppliers, dealers and customers of the Company, which gives the Company or its subsidiaries a competitive advantage in is industry (all such information is hereinafter referred to as "Confidential Information"). The parties recognize that the services to be performed by the Consultant pursuant to this Agreement are special and unique, and that by reason of his prior employment and present engagement by the Company, the Consultant has acquired and will acquire Confidential Information. The

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Consultant recognizes that all such Confidential Information is the property of the Company. In consideration of the Consultant's retention by the Company pursuant to this Agreement, the Consultant agrees that:


                  (i) except as required by his duties hereunder, the Consultant shall never, directly or indirectly use, publish, disseminate or otherwise disclose any Confidential Information obtained during the term of this Agreement without the prior written consent of the Board of Directors of the Company, it being understood that the provisions of this subparagraph
                           (a)(i) shall survive the termination of this Agreement; and

                  (ii) during the term of this Agreement, the Consultant shall exercise all due and diligent precautions to protect the integrity of business plans, customer, supplier and dealer lists, statistical data and compilations, agreements, contracts, manuals or other documents of the Company and embodying any Confidential Information and, upon termination of this Agreement the Consultant shall return to the Company any and all such documents (and copies thereof) which are in the possession or under the control of the Consultant.


                  The Consultant agrees that the provisions of this Paragraph
(a) are reasonably necessary to protect the proprietary rights of the Company and the subsidiaries of the Company in the Confidential Information and their trade secrets, good will and reputation.

                  (b) During the term of this Agreement, the Consultant shall not, in any manner, be engaged, directly or indirectly, within the United States of America (its territories and possessions) and Canada (or for such lesser geographical area as may be determined by a court of law or equity to be a reasonable limitation on the competitive activities of the Consultant) as an employee, partner, officer, director, representative, consultant, agent or stockholder of any corporation, partnership, proprietorship or other form of business entity which is competitive with the Company. The Consultant shall not, either during the term of this Agreement, seek to persuade any director or officer or employee of the Company or any subsidiary or affiliate of the Company, to discontinue that individual's status or employment with the Company, nor to become employed in any activity similar to or competitive with the activities of the Company or any subsidiary or affiliate of the Company, nor will the Consultant hire or retain any such person, nor will he solicit (or cause or authorize), directly or indirectly, to be solicited, for or on behalf of himself or any third party, any competitive business from others who are, at any time within three (3) years prior to the cessation of his employment hereunder, customers of the Company or any subsidiary or affiliate of the Company. Not withstanding the foregoing, the Consultant may provide advisory services to other companies in a business similar to that of the Company.

                  (c) The Consultant acknowledges that any breach or threatened breach or alleged breach or threatened alleged breach by the Consultant of any of the provisions of Paragraph 6 of this Agreement can cause irreparable harm to the Company, for which the Company would have no adequate remedy at law. In the event of a breach or threatened breach or an alleged breach or alleged threatened breach by the Consultant of any of the provisions of Paragraph 5, the Company, in addition to any and all other rights and remedies it may have under this Agreement or otherwise, may immediately seek any judicial action which the Company may deem necessary or advisable including, without limitation, the obtaining of temporary and preliminary injunctive relief.


         7.       Notices

                  Any notice, request, instruction or other document to be given under this Agreement to any party hereunder by any other party hereunder shall be in writing and delivered personally, or sent by registered or certified mail, postage prepaid, to the following addresses:

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                  If to the Company:

                  United Refining Company
                  15 Bradley Street
                  Warren, Pennsylvania  16365
                  Attention: Myron Turfitt


                  If to the Consultant:

                  Mr. Thomas C. Covert
                  29439 Summit Ridge Drive
                  Fair Oaks Ranch, Texas  78015

or to such other address as a party hereto may hereafter designate in writing to the other party, provided that any notice of a change of address shall become effective only upon receipt thereof.


          8.      Benefit:  Assignment.

                  (a) This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and the Consultant and his heirs, legal representatives, successors and permitted assigns.

                  (b) This Agreement is personal to the Consultant and the Consultant may not assign any of this rights or delegate any of his duties under this Agreement.


         9.       Entire Agreement:   Amendment.

                  This Agreement contains the entire understanding between the Company and the Consultant with respect to the retention of the Consultant and supersedes all prior negotiations and understandings between the Company and the Consultant with respect to the retention of the Consultant by the Company. This Agreement may not be amended or modified except by a written instrument signed by both the Company and the Consultant.


         10.      Severability.

                  In the event any one or more provisions of this Agreement is held to be invalid or unenforceable, such illegality or unenforceability shall not affect the validity or enforceability of the other provisions hereof, and such other provisions shall remain in full force and effect, unaffected by such invalidity or unenforceability.


         11.      Governing Law.

                  This Agreement shall be construed and governed in accordance with the laws of the Commonwealth of Pennsylvania.



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         12.      Execution in Counterparts.

                  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.


         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the day and year first above written.





                                    UNITED REFINING COMPANY


                                    By: /s/ JOHN A. CATSIMATIDIS
                                       ----------------------------
                                       John A. Catsimatidis



                                    /s/ THOMAS C. COVERT
                                    -------------------------------
                                    Thomas C. Covert



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